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                                       BY-LAWS
                                          OF
                          FBL VARIABLE INSURANCE SERIES FUND

      These By-Laws are made and adopted pursuant to the Declaration of Trust establishing FBL VARIABLE INSURANCE SERIES FUND (the "Trust"), as from time to time amended, restated or modified (the "Declaration") and at all times subject thereto.

                                     ARTICLE I

                               SHAREHOLDERS MEETINGS

     1. All meetings of the shareholders shall be held at such place within, or without, the Commonwealth of Massachusetts as may be determined by the Board of Trustees and designated in the notice of said meeting.

     2. Special meetings of shareholders may be called by the Trustees upon the written request of shareholders owning at least one-tenth (1/10) of the outstanding shares entitled to vote. Shareholders shall be entitled to at least fifteen (15) days' notice of any meeting.

     3. Written notice of every meeting of the shareholders, stating the time, place and purpose or purposes for which the meeting is called, shall be given by the Secretary to each shareholder entitled to vote thereat and to any shareholder entitled by law to such notice. Such notice shall be given to each shareholder by mailing the same, postage prepaid, to the address of the shareholder as it appears on the books of the Trust not less than fifteen (15) nor more than ninety (90) days before the time fixed for such meeting. A certificate or affidavit by the Secretary or an Assistant Secretary or a transfer agent shall be prima facie evidence of the giving of any notice required by the Declaration.

     4. When a quorum, as stated in the Declaration, is present at any meeting, the vote of holders of a majority of the shares having the right to vote thereat, present in person or represented by proxy, shall determine any question brought before such meeting unless, the question is one upon which by express provision of the statutes, the Declaration or these By-Laws, a different vote is required in which case such express provision shall control.

     5. At any meeting of the shareholders every shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing, subscribed by such shareholder and bearing a date not more than eleven (11) months prior to said meeting, which instrument shall be filed with the

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Secretary of the meeting before being voted. Each shareholder shall have one vote or fraction thereof for each share or fraction thereof held.

     6. The Board of Trustees may fix a record date not more than sixty (60) nor less than fifteen (15) days prior to the date for which a meeting is called, as of which the shareholders entitled to vote at such meeting or any adjournment thereof, shall be determined, notwithstanding any transfer or the issuer of any share occurring after such record date.

                                     ARTICLE II

                                 TRUSTEES MEETINGS

     1. The Trustees shall act by majority vote at a meeting duly called at which a quorum is present, or by unanimous written consent without a meeting, or by telephone consent provided a quorum of Trustees participate in any such telephonic meeting, unless the 1940 Act requires that a particular action be taken only at a meeting in person of the Trustees.

     2. At any meeting of the Trustees a majority of the Trustees then in office shall constitute a quorum.

     3. Meetings of the Trustees may be called orally or in writing by the Chairman of the Trustees or by any two (2) other Trustees.

     4. Notice of the time, date and place of all meetings of the Trustees shall be given by the party calling the meeting to each address at least twenty-four (24) hours in advance of the meeting or by written notice mailed to his home or business address at least seventy-two (72) hours in advance of the meeting. Notice of the meeting need not be given to any Trustee if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him.

      5. Subject to the requirements of the 1940 Act, the Trustees by majority vote may delegate to any one of their number their authority to approve particular matters or take particular actions on behalf of the Trust.

                                    ARTICLE III

                                     COMMITTEES

      The Board of Trustees may, by resolution or resolutions passed by a majority of the entire Board, elect from their own number an executive committee to consist of not less than three (3) nor more than five (5) members, which shall have the power to conduct the current and ordinary business of the Trust while the Board of Trustees is not in session. The Board of Trustees may also in the same manner elect from their own number from time to time other committees, the number composing such committees and the powers conferred thereon to be determined from the resolution creating the same. The committees shall keep regular minutes of their proceedings and report the same to the Board of Trustees when required.

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                                     ARTICLE IV

                                      OFFICERS

     1. The officers of the Trust shall be elected by the Board of Trustees at the first meeting of each newly elected Board. The Board of Trustees may elect one of its own members as Chairman of the Board, and shall elect a President, Secretary and Treasurer. The Board of Trustees may also elect one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. Two or more offices, when consistent, may be held by the same person, except that any person holding the office of President shall not hold the office of Vice President. The President of the Trust shall be a Trustee. All other officers may be, but need not be, Trustees of the Trust.

     2. The Board of Trustees may elect other officers and appoint agents and representatives of the Trust as shall be deemed necessary, with such powers for such term and to perform such acts and duties on behalf of the Trust as the Board of Trustees may see fit to the extent authorized or permitted by law, the Declaration and these By-Laws.

     3. The Chairman of the Board, if one shall be elected, shall preside at all meetings of the shareholders and Board of Trustees, and shall perform such other duties as the Board of Trustees may from time to time prescribe.

     4. The President shall be the chief executive officer of the Trust and, in the absence of the Chairman of the Board, or if a Chairman is not elected, shall preside at all meetings of the Shareholders and Board of Trustees. The President shall have power to sign all certificates for shares of stock. The President shall perform such other duties as the Board of Trustees shall from time to time prescribe.

     5. The Vice President(s), in the order of their seniority or as designated by the Board of Trustees, shall in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Trustees may from time to time prescribe.

     6. The Secretary shall record all votes and proceedings of meetings of the shareholders and of the Board of Trustees in the Trust records. He shall give, or cause to be given, notice of all meetings of the shareholders and meetings of the Board of Trustees when notice thereof is required. The Secretary shall have custody of the seal of the Trust and may affix the same to any instrument requiring the seal of the Trust and attest to the same with his signature. He shall have power to sign all certificates for shares of stock and shall perform such other duties as the Board of Trustees may from time to time prescribe.

     7. The Assistant Secretary(s) in order of their seniority or as directed by the Board of Trustees shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Trustees may prescribe.

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     8.   The Treasurer shall deliver all funds and securities of the Trust which may come into his hands to such bank or trust company as the Board of Trustees may designate as custodian. He shall keep such record of the financial transaction of the Trust as the Board of Trustees shall prescribe. The Treasurer shall have power to sign all certificates for shares of stock and shall perform such other duties as the Board of Trustees may from time to time prescribe.

     9. The Assistant Treasurer(s) in order of their seniority or as directed by the Board of Trustees, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Trustees may prescribe.

    10. The officers of the Trust shall hold office until their successors are chosen and qualified. Any officer may resign at any time by written instrument signed by him and delivered to the President or the Secretary or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Any officer elected or appointed by the Board of Trustees may be removed at any time with or without cause by the Board of Trustees. If the office of any officer shall become vacant for any reason, the vacancy shall be filled by the Board of Trustees.

    11. Subject to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.


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                                     ARTICLE V

                                 STOCK CERTIFICATE

     1. The certificates of stock of the Trust shall be in the form prescribed by the Board of Trustees and shall be signed by the President, or a Vice President and the Secretary or Treasurer or an Assistant Secretary or an Assistant Treasurer. If the Board of Trustees shall require all certificates for shares of stock to be signed (1) by a transfer agent or an assistant transfer agent, or (2) by a transfer clerk, acting on behalf of the Trust, the signature of any officer of the Trust thereon and the seal of the Trust thereon may be facsimiles.

     2. In the event any officer of the Trust authorized to sign certificates for shares of stock of the Trust shall die or cease to hold office, the Board of Trustees may, by resolution, adopt and permit to be issued, when duly counter-signed, certificates bearing the signature, either real or facsimile, of such officers.

     3. The Board of Trustees may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Trust alleged to have been lost, mutilated or destroyed upon such terms and upon such conditions as it may prescribe.

                                     ARTICLE VI

                                     INSURANCE

      The Trust may purchase and maintain insurance on behalf of any person who is or was a Trustee, officer, employee or agent of the Trust, or is or was serving at the request of the Trust as a Trustee, officer, employee or agent of another corporation, joint venture, trust or other enterprise against any liability asserted against him and incurred by him, in any such capacity or arising out of his status as such, whether or not the Trust would have the power to indemnify him against such liability.

                                    ARTICLE VII

                             UNDERWRITING ARRANGEMENTS

      Any contract entered into for the sale of shares of the Trust pursuant to
Article VII, Section 2 of the Declaration of Trust, shall require the other party thereto (hereinafter called the "underwriter"), whether acting as principal or as agent, to use all reasonable efforts, consistent with the other business of the underwriter, to secure purchasers for the shares of the Trust. Such contract shall require the underwriter to bear all expenses (a) of printing and distributing any Prospectus or reports


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prepared for its use in connection with the offering of the shares of the Trust for sale to the public, other than the expenses of preparing, setting up in type, printing and distributing (i) Prospectuses used in connection with the registration and qualification of shares under the Securities Act of 1933 or various state laws, (ii) any report or other communication to shareholders of the Trust in their capacity as such, and (iii) Prospectuses sent to existing shareholders, (b) of any other literature used by it in connection with such offering, and (c) advertising in connection with such offering.

                                    ARTICLE VIII

                              REPORTS TO SHAREHOLDERS

     The Trustees shall at least semiannually submit to the shareholders a written financial report of the transactions of the Trust, including financial statements which shall at least annually be certified by independent public accountants.

                                      ARTICLE IX

                                    MISCELLANEOUS

     1. AUDITOR. An auditor shall be selected annually, pursuant to the Investment Company Act of 1940.

     2. FISCAL YEAR. The fiscal year of the Trust shall be the calendar year, provided, however, that the Board of Trustees may, without Shareholder approval, change the fiscal year of the Trust.

     3. SEAL. The seal of the Trust shall, subject to alteration by the Board of Trustees, consist of a flat-faced circular die, upon which shall be engraved or cut the word "Massachusetts", together with the name of the Trust and the year of its organization.

     4. DEPOSITORIES. The Portfolios of the Trust shall be deposited in such depositories as the Trustees shall designate in accordance with the provisions of the Declaration, and shall be drawn out on checks, drafts or other orders signed by such officer(s) or agent(s) (including the Adviser), as the Trustees may from time to time authorize.

     5. EXECUTION OF PAPERS. All contracts and other instruments shall be executed on behalf of the Trust by such officer(s) or agent(s), as provided in the Declaration or these ByLaws or as the Trustees may from time to time by resolution provide.

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     6.   REPORTS.  The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law. Officers shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.

                                     ARTICLE X

                                     AMENDMENTS

      In accordance with the Declaration, the Trustees have the power to alter, amend or repeal the ByLaws or adopt new ByLaws at any time. Action by the Trustees with respect to the ByLaws shall be taken by an affirmative vote of a majority of the Trustees. The Trustees shall in no event adopt ByLaws which are in conflict with the Declaration, and any apparent inconsistency shall be construed in favor of the related provisions in the Declaration.

                                        Attest:  /s/ Gerald Snethen
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Dated: March 13, 1987                                Secretary